UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 11, 2012 (January 4, 2012)

SMTC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-31051	98-0197680
(Commission File Number)	(IRS Employer Identification No.)

635 Hood Road Markham, Ontario, Canada	L3R 4N6
(Address of Principal Executive Offices)	(Zip Code)

(905) 479-1810
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Definitive Material Agreement.

On January 5, 2012, SMTC Corporation (the “Company”) entered into an agreement with Red Oak Partners, LLC, whereby Red Oak agreed to limit its voting rights in certain instances.

Under the terms of the agreement, with respect to any vote regarding the approval of the purchase of the majority of SMTC's assets or shares in a transaction in which Red Oak is part of the buying group, Red Oak will limit its votes to the same number of votes to which SMTC’s next largest stockholder  (after Red Oak) is entitled, with the balance of the SMTC shares hold by Red Oak voted in the same proportion as all of all other shares of SMTC were voted for or against the transaction (excluding from this calculation the shares held by Red Oak).  The agreement and its voting restrictions shall remain in effect so long as (a) Red Oak remains the largest shareholder of SMTC, (b) the NOL Plan remains in effect and Red Oak's ownership stake exceeds the Plan's limit, and (c) a Red Oak employee is serving or has served on SMTC's Board of Directors in the prior six months. Red Oak has not requested any compensation or rights in return for giving-up these and other voting rights, and has agreed to extend this Agreement without any termination date provided none of the termination events in (a), (b) and (c) has occurred.

The foregoing summary of the agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 3.03	Material Modification to the Rights of Security Holders.

(a)	Please see the disclosure set forth under Item 5.03, which is incorporated by reference into this Item 3.03

(b)
The Board of Directors has recommended that the definition of “Expiration Date” in the SMTC Tax Benefits Preservation Plan be amended to eliminate the right of the Board to extend the plan in the Board’s discretion without stockholder approval.  This proposed amendment to the SMTC Tax Benefits Preservation Plan will be included among the proposals for stockholder approval at SMTC’s 2012 annual meeting of stockholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

 SMTC’s Board of Directors adopted changes to SMTC’s Bylaws and recommended that the stockholders of SMTC approval certain amendments to the Certificate of Incorporation.  The Bylaw amendments and proposed Certificate of Incorporation amendments include the following:

• Special meetings may now be called up to twice per year by holders of 10% or more of shares outstanding. Previously, shareholders were unable to call special meetings;
• Shareholders are no longer limited to the number of Directors they may nominate for election to the Board. Previously, shareholders were limited to nominating three Directors;
• Removal of a stakeholder clause; and
• Modifications to the description of officers and titles that allows for two Chief Executive Officers and Presidents.

The proposed amendments to SMTC’s Certificate of Incorporation will be included among the proposals for stockholder approval at SMTC’s 2012 annual meeting of stockholders.  The amended Bylaws and the Form of Amended and Restated Certificate of Incorporation which will be included among the proposals for stockholder approval at SMTC’s 2012 annual meeting of stockholders are attached hereto as Exhibits 10.2 and 10.3 respectively and are incorporated herein by reference.

Item 8.01	Other Events.

On January 5, 2012, the Company issued a press release announcing the changes to the Corporate Charter and Bylaws, and the agreement with Red Oak Partners. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement, dated January 5, 2012 by and among SMTC Corporation and Red Oak Partners, LLC.

10.2	Second Amended and Restated By-laws of SMTC Corporation, adopted January 4, 2012.

10.3	Form of Fifth Amended and Restated Certificate of Incorporation (to be submitted for stockholder approval at SMTC’s 2012 Annual Meeting of Stockholders).

99.1	Press Release of SMTC Corporation dated January 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: January 11, 2012	By:	/s/ Alex Walker
	Name:	Alex Walker
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated January 5, 2012 by and among SMTC Corporation and Red Oak Partners, LLC.
10.2	Second Amended and Restated By-laws of SMTC Corporation, adopted January 4, 2012.
10.3	Form of Fifth Amended and Restated Certificate of Incorporation (to be submitted for stockholder approval at SMTC’s 2012 Annual Meeting of Stockholders).
99.1	Press Release of SMTC Corporation dated January 5, 2012.